UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Townsquare Media, LLC*

(Exact name of registrant as specified in its charter)

Delaware	27-1996555
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

240 Greenwich Avenue
Greenwich, Connecticut	06830
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

*	Townsquare Media, LLC, a limited liability company organized under the laws of Delaware, is the registrant filing this Form 8-A with the Securities and Exchange Commission. Prior to the closing of the offering, Townsquare Media, LLC will be converted into a corporation organized under the laws of Delaware, pursuant to Section 18-216 of the Delaware Limited Liability Company Act and Section 265 of the General Corporation Law of the State of Delaware. The securities issued to investors in connection with the offering will be shares of common stock in that corporation, which will be named Townsquare Media, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-197002

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

The description of the common stock, $0.01 par value per share, of Townsquare Media, Inc., a Delaware corporation, as set forth under the caption “Description of Capital Stock” in the prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on June 24, 2014 (Registration No. 333-197002), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TOWNSQUARE MEDIA, LLC

Dated: July 22, 2014

	By:	/s/ Stuart Rosenstein
	Name:	Stuart Rosenstein
	Title:	Executive Vice President and Chief Financial Officer